UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 24, 2011

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 24, 2011, James River Coal Company (the “Company”) issued a press release announcing that it has priced a private offering of $200 million in aggregate principal amount of convertible notes (the “Notes Offering”).  The press release regarding the pricing of the Notes Offering is filed as Exhibit 99.1 to this Form 8-K.  On March 24, 2011, the Company also issued a press release announcing that it has priced a public offering of 6,650,000 shares of common stock (the “Common Stock Offering”).  The press release regarding the pricing of the Common Stock Offering is filed as Exhibit 99.2 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated March 24, 2011 titled “James River Coal Company Announces Pricing of $200 Million Convertible Senior Notes Offering”
99.2	Press release dated March 24, 2011 titled “James River Coal Company Announces Pricing of Common Stock Offering”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY
(Registrant)

	By:	/s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer

Date: March 24, 2011